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                                  EXHIBIT 12.1

                       CLN HOLDINGS INC. AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                           YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                          DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                              1992            1993            1994            1995
                                                          ------------    ------------    ------------    ------------
Earnings before income taxes...........................     $ 95,668        $ 42,301        $ 16,012        $ 29,151
Plus: Fixed charges....................................       17,889          27,934          49,090          65,220
                                                          ------------    ------------    ------------    ------------
Earnings available to cover fixed charges..............      113,557          70,235          65,102          94,371
                                                          ------------    ------------    ------------    ------------

Fixed charges:
  Interest expense, gross..............................       14,807          23,915          44,122          59,366
  Amortization of deferred charges.....................          954           1,177           1,795           2,012
  Portion of rents representative of an interest
     factor............................................        2,128           2,842           3,173           3,842
                                                          ------------    ------------    ------------    ------------
Fixed charges..........................................     $ 17,889        $ 27,934        $ 49,090        $ 65,220
                                                          ------------    ------------    ------------    ------------
Ratio of earnings to fixed charges.....................         6.35x           2.51x           1.33x           1.45x
                                                          ------------    ------------    ------------    ------------
                                                          ------------    ------------    ------------    ------------
Deficiency of earnings to fixed charges................

                                                                                                                    PRO FORMA
                                                                            SIX MONTHS ENDED        PRO FORMA       SIX MONTHS
                                                          YEAR ENDED     ----------------------     YEAR ENDED        ENDED
                                                         DECEMBER 31,    JUNE 30,     JUNE 30,     DECEMBER 31,      JUNE 30,
                                                             1996          1996         1997           1996            1997
                                                         ------------    ---------    ---------    ------------    ------------
Earnings before income taxes...........................    $(86,113)      $52,095      $(5,139)     $ (107,063)      $(13,322)
Plus: Fixed charges....................................      83,086        40,232       51,726         104,036         57,228
                                                         ------------    ---------    ---------    ------------    ------------
Earnings available to cover fixed charges..............      (3,027)       92,327       46,587          (3,027)        43,906
                                                         ------------    ---------    ---------    ------------    ------------

Fixed charges:
  Interest expense, gross..............................      76,078        36,865       47,771          94,901         52,670
  Amortization of deferred charges.....................       2,287         1,113        1,286           4,414          1,889
  Portion of rents representative of an interest

     factor............................................       4,721         2,254        2,669           4,721          2,669
                                                         ------------    ---------    ---------    ------------    ------------
Fixed charges..........................................    $ 83,086       $40,232      $51,726      $  104,036       $ 57,228
                                                         ------------    ---------    ---------    ------------    ------------
Ratio of earnings to fixed charges.....................                      2.29x
                                                                         ---------
                                                                         ---------
Deficiency of earnings to fixed charges................    $(86,113)                   $(5,139)     $ (107,063)      $(13,322)
                                                         ------------                 ---------    ------------    ------------
                                                         ------------                 ---------    ------------    ------------
